Exhibit (h)(a)(30)

Schedule C

To

TRANSFER AGENCY AGREEMENT

(between Pacific Select Fund and Pacific Life Insurance Company)

   Portfolios – Class I Shares Only

   U.S. Fixed Income Funds:

Core Income Portfolio
Diversified Bond Portfolio
Floating Rate Income Portfolio
Floating Rate Loan Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Inflation Strategy Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio

   Non-U.S. Fixed Income Funds:

Emerging Markets Debt Portfolio

   U. S. Equity Funds:

Comstock Portfolio
Developing Growth Portfolio (formerly named Small-Cap Growth Portfolio)
Dividend Growth Portfolio
Equity Index Portfolio
Focused Growth Portfolio
Growth Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Long/Short Large-Cap Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Value Advantage Portfolio

   Non-U.S. Equity Funds:

Emerging Markets Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio
International Value Portfolio

   Sector Funds:

Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio

Schedule C to the Transfer Agency Agreement between Pacific Select Fund and Pacific Life Insurance Company

   Alternative Strategies Funds:

Currency Strategies Portfolio
Equity Long/Short Portfolio
Global Absolute Return Portfolio
Diversified Alternatives Portfolio

   Asset Allocation/Balanced Funds:

Pacific Dynamix – Conservative Growth Portfolio
Pacific Dynamix – Moderate Growth Portfolio
Pacific Dynamix – Growth Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate-Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio

Effective:   October 31, 2016

Agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary